YUKON
JUSTICE

YUKON BUSINESS CORPORATIONS ACT
(Section 30 or 179)

Form 5-01

ARTICLES OF AMENDMENT

1. Name of Corporation:

AFRICAN VENTURE CORPORATION **27208**

2. The Articles of the above-named corporation are amended pursuant to a court order:

Yes ______ No __X__

3. The Articles of the above-named corporation are amended as follows:

Pursuant to a Shareholders Special Resolution the name of the corporation be changed to:

ASTRON RESOURCES CORPORATION

4. Date	Signature	Title
July 23, 1999	[signature]	Solicitor

FILED
JUL [illegible] 1999
DEPUTY REGISTRAR OF CORPORATIONS